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                                                                     Exhibit A-1
                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/04/2001
                                                             010617279 - 3306213

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                     COLUMBIA ELECTRIC REMAINDER CORPORATION

It is hereby certified that:

         1. The name of the corporation (hereinafter the "Corporation") is: Columbia Electric Remainder Corporation.

         2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new
                  Article:

                           "FIRST: The name of the corporation is Columbia Remainder Corporation."

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Dated as of December 4, 2001

                                               /s/ Gary W. Pottorff
                                               ------------------------------
                                               Gary W. Pottorff
                                               Secretary